UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 7, 2017

Date of Report (Date of earliest event reported)

STAFFING 360 SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37575	68-0680859

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

641 Lexington Avenue

27th Floor

New York, NY 10022

(Address of principal executive offices)

(646) 507-5710

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01Entry into a Material Definitive Agreement.

Second Amendment to Purchase Agreement and August Note

As previously reported on its Current Reports on Form 8-K filed with the Securities Exchange Commission (“SEC”) on January 31, 2017, March 20, 2017, and April 5, 2017 respectively, Staffing 360 Solutions, Inc. (the “Company”) entered into a financing transaction (the “Financing”) on January 25, 2017, pursuant to a Note and Warrant Purchase Agreement (the “Purchase Agreement”) by and between the Company, Jackson Investment Group LLC (the “Purchaser”) and various subsidiaries of the Company, pursuant to which the Company issued to the Purchaser (i) a 6% Subordinated Secured Note (the “Note”) in the aggregate principal amount of $7,400,000, with 50% of the accrued interest on the Note convertible into shares of Common Stock, at the sole election of the Purchaser prior to maturity, at a conversion price equal to $2.00 per share (subject to adjustment), (ii) one warrant (the “Warrant”) to purchase shares of the Company’s common stock, par value $0.00001 per share (the “Common Stock”) and (iii) 1,650,000 shares of Common Stock. In connection with the issuance of the Warrant, the Company and the Purchaser entered into a warrant agreement, which was subsequently amended as reported on the Company’s Current Report on Form 8-K filed with the SEC on March 20, 2017 (the “Warrant Agreement”), which governs the terms of the Warrant.

On April 5, 2017, the Company, the Purchaser and various subsidiaries of the Company entered into an Omnibus Amendment and Reaffirmation Agreement (the “Amended Purchase Agreement”) which, among other things, amended the Purchase Agreement.  Specifically, pursuant to the Amended Purchase Agreement, the Company agreed to issue and sell (i) 667,905 shares of its Common Stock (the “April Commitment Shares”) and (ii) a 6% Subordinated Secured Note (the “April Note”) to the Purchaser in return for total gross proceeds to the Company of $1,650,000.  The April Note accrues interest on the outstanding principal amount at a rate of six percent (6%) per annum. All accrued and unpaid interest on the outstanding principal balance of the April Note shall be due and payable in full on June 8, 2019 (the “Maturity Date”). In the event, however, that the Company’s obligations under that certain Credit and Security Agreement, dated as of April 8, 2015, by and among the Company, MidCap Funding X Trust, as successor-by-assignment to Midcap Financial Trust, and the other parties thereto, are discharged by payment in full in cash or if otherwise consented to in writing by MidCap Funding X Trust, the “Maturity Date” in respect of the April Note will be July 25, 2018. The April Note’s principal is not convertible into shares of Common Stock, however 50% of the accrued interest on the April Note can be converted into shares of Common Stock, at the sole election of the Purchaser prior to maturity, at a conversion price equal to $1.50 per share (subject to adjustment). The Amended Purchase Agreement provides that, in the event that the Company has not fully and irrevocably discharged all of its obligations under the April Note on or prior to the Maturity Date, the Company is obligated to issue 200,000 additional shares of its Common Stock (the “Fee Extension Shares”) to the Purchaser.  In addition, the Amended Purchase Agreement modified the conversion rate applicable upon the conversion of 50% of the accrued interest on the Note from $2.00 per share to $1.50 per share.

On August 2, 2017, the Company, the Purchaser and various subsidiaries of the Company entered into a Second Omnibus Amendment and Reaffirmation Agreement (the “Second Amended Purchase Agreement”) which, among other things, amended the Purchase Agreement.  Specifically, pursuant to the Second Amended Purchase Agreement, the Company agreed to issue and sell (i) 160,000 shares of its Common Stock (the “August Commitment Shares”) and (ii) a 10% Subordinated Secured Note (the “August Note”) to the Purchaser in return for total gross proceeds to the Company of $1,600,000.  The April Note accrues interest on the outstanding principal amount at a rate of ten percent (10%) per annum. All accrued and unpaid interest on the outstanding principal balance of the April Note shall be due and payable in full on October 2, 2017 (the “Maturity Date”).  Interest on the principal amount of the August Note is not convertible into shares of Common Stock.

Amendment No. 2 to the Subordination Agreement

As previously reported on its Current Reports on Form 8-K filed with the SEC on January 31, 2017, and April 5, 2017, respectively, the Company entered into a Subordination Agreement, by and among the Company, the Purchaser, certain subsidiaries of the Company and MidCap Funding X Trust, pursuant to which the parties thereto agreed that the obligations of the Company to the Purchaser under the Purchase Agreement and under the Note shall be subordinate to the Company’s obligations to MidCap Funding X Trust, as successor-by-assignment to Midcap Financial Trust, under those certain Credit and Security Agreements, entered into on April 8, 2015, which agreements the Company, the subsidiaries of the Company, and MidCap Funding X Trust are a party to.  In connection with its entry into the Amended Purchase Agreement, the Company, the Purchaser, certain subsidiaries of the Company and MidCap Funding X Trust entered into Amendment No. 1 to the Subordination Agreement (the “First Amended Subordination Agreement”), pursuant to which the parties agreed that the obligations of the Company to the Purchaser under the April Note shall also be subordinate to the Company’s obligations to MidCap Funding X Trust. In connection with its entry into the Second Amended Purchase Agreement, the Company, the Purchaser, certain subsidiaries of the Company and MidCap Funding X Trust entered into Amendment No. 2 to the Subordination Agreement (the “Second Amended Subordination Agreement”), pursuant to which the parties agreed that the obligations of the Company to the Purchaser under the August Note shall also be subordinate to the Company’s obligations to MidCap Funding X Trust.

Satisfaction of Judgment

On November 13, 2015, the Company initiated an arbitration before JAMS entitled Staffing 360 Solutions, Inc. v. Former Officers of Staffing 360 Solutions, Inc., against three officers of the Company, each a former officer and employee of the Company.  In its demand for arbitration and statement of claim, the Company alleged that these individuals breached their employment agreements and the fiduciary duties each owed to the Company.  The three respondents responded with a counterclaim alleging wrongful termination and moved to dismiss the arbitration, as well as moved for severance in relation to the remainder of their contracts. On July 20, 2016, the arbitrator decided in favor of both of the respondents’ motions.  On September 21, 2016 the arbitrator rendered a final award in the amount of $1,433,414.47. The former officers brought an action in US District Court in New York City under the caption Dealy, et al. v. Staffing 360 Solutions, Inc., requesting that the Court convert this arbitration award into a judgment. On July 11, 2017, the Court entered an order confirming the arbitrator’s award and granting judgement against the Company. In August 3, 2017, the Company paid $1,581,178.63 in full satisfaction of this matter with proceeds from the August Note.

Item 2.03Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 3.02Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 above with respect to the issuance of 160,000 shares of Common Stock and the issuance of the August Note to the Purchaser pursuant to the Amended Purchase Agreement, is incorporated herein by reference. Such issuances were undertaken in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof and Rule 506 of Regulation D promulgated thereunder.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	August Note, dated August 2, 2017, issued to the Purchaser
10.1	Second Amended Purchase Agreement, dated August 2, 2017, by and among the Company, the Purchaser and certain subsidiaries of the Company
10.2	Second Amended Subordination Agreement, dated August 2, 2017, by and among Midcap Funding X Trust, the Purchaser, the Company and certain subsidiaries of the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 7, 2017	STAFFING 360 SOLUTIONS, INC.

	By:	/s/ Brendan Flood
Brendan Flood
Executive Chairman